Exhibit 99.3

CEN Biotech Inc. Announces Planned Strategic Expansion of Business and closing of Clear Com Media Inc. Acquisition

Windsor, ON – July 12, 2021 (Newswire)– CEN Biotech Inc. (“CEN” or the “Company”) (OTC Pink: CENBF), a global holding company focused on the manufacturing, production and development of LED lighting technology and hemp-based products intended to help improve your state of health and well-being, is pleased to announce that it is seeking to expand its business to include Cannabis, Psychedelic Mushrooms, and Digital Communities. CEN Biotech’s mission is to strive to be an agriculture based mindful provider of Phyto medical solutions developed to help improve "your" state of health and well-being. Our vision as a biotech company is to focus on Quality, Reliability and Transparency in all that we do while aiming to produce and deliver Phyto Medical products through Education.

CEN Biotech’s company values play an important role in defining who we are and how we act. Our company values include:

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TRANSPARENCY - Transparency is all about letting in and embracing new ideas, new technology, and new approaches. No individual, entity, or agency, no matter how smart, how old, or how experienced, can afford to stop learning.

●	COMPLIANCE – We will seek to ensure that CEN and its collaborators follow all regulations, standards and ethical practices as an essential part of our business model.
●	EDUCATION – We aim to connect our customers, users and experts in one community to learn together how to use and obtain value from our products.
●	RELIABILITY – The CEN team seeks to work quickly and efficiently to offer efficacy products building trust with customers and exceeding their expectations.

CLEAR COM MEDIA ACQUISITION

On April 20, 2021, the Company entered into a share exchange agreement (the “Agreement”) to acquire all of the issued and outstanding capital shares of Clear Com Media Inc. (“Clear Com”), a Windsor, Ontario based digital media company. At closing of the Agreement, which occurred on July 9, 2021, the shareholders of Clear Com exchanged all of their shares in Clear Com, constituting all of the issued and outstanding capital stock of Clear Com, for an aggregate total of 4,000,000 common shares of the Company and Clear Com became a wholly owned subsidiary of the Company.

“We believe that this strategic acquisition is the first step in creating a truly global agriculture company dedicated to a person’s health and well being using phyto medical solutions. Clear Com has experience focusing on deep data analysis, blockchain development and focused media and data management platform development, that we believe will be a great addition to our Company. With a global presence, we believe that the ability to aggregate a multitude of data sources while finding trends and making forecasts is one of Clear Com’s core competencies. We believe the inclusion of Clear Com media will be instrumental in delivering our long-term growth plans for the Company.” commented Bahige (Bill) Chaaban, the Company’s CEO and Executive Chairman.

Larry Lehoux, President of Clear Com commented saying, “We are pleased to join the CEN family. We look forward spearheading the data management needs of CEN Biotech and seeking to expand the companies reach with digital communities. At Clear Com, we are very excited to bring forth and continue to develop leading technologies that are designed to drive data driven decision making while seeking to assist with the success of our brands in the area of Blockchain, data security, Ecommerce and target marketing. We believe that our experience and focus is a natural fit for the Company.” Pursuant to the Agreement, Larry Lehoux has been appointed as the Company’s Chief Technology Officer and a member of the Company’s board on July 9, 2021.

About CEN Biotech Inc.

CEN Biotech, Inc. is a global holding company focused on the manufacturing, production and development of LED lighting technology and hemp-based products. The Company intends to continue to explore the usage of hemp, which it now intends to cultivate for usage in industrial, medical and food products. For further information on the Company, please visit our website at www.cenbiotechinc.com. Information about the Company can also be found on the Securities and Exchange Commission’s EDGAR site under the Issuer Profile of “CEN Biotech Inc.”

About Clear Com Media Inc.

Clear Com Media Inc. is a Windsor, Ontario based data management, digital marketing and Ecommerce company founded on the premise that we are not satisfied until our customers are. Clear Com is entirely committed to delivering a positive customer experience while continuing to grow and gaining the trust of the online community. Clear Com seeks to let nothing stop it from delivering a positive personal experience by focusing on data driven decision making. By exemplifying professionalism and expertise in technology Clear Com seeks to ensure customer satisfaction every step of the way.

Forward Looking Statements

This press release contains “forward-looking” statements. In particular, the words “believe,” “may,” “could,” “should,” “expect,” “anticipate,” “estimate,” “project,” “propose,” “plan,” “intend,” and similar conditional words and expressions are intended to identify forward-looking statements. Any statements made in this press release about an action, event or development, are forward-looking statements. These forward-looking statements are only predictions and are subject to certain risks, uncertainties and assumptions, many of which may be beyond control of CEN, that could cause actual results to differ from those in the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. Although CEN believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that its forward-looking statements will prove to be correct. Potential risks include such factors as the inability to enter into agreements with parties with whom we are in discussions, factors that cannot be predicted with certainty, as well as additional risks and uncertainties that are identified and described in CEN’s reports filed with the Securities and Exchange Commission (the “SEC”). Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. Actual results may differ materially from the forward-looking statements in this press release. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. CEN does not undertake, and it specifically disclaims, any obligation to update any forward-looking statements to reflect occurrences, developments, events or circumstances after the date of such statement except as required in accordance with applicable laws.

Press Contact

Brian S. Payne

Vice President and Director

CEN Biotech Inc.

Phone: (519) 419-4958, Extension 1505

Email: brian@cenbiotechinc.com